                                                               EXHIBIT 10.13

                       FORM OF INDEMNIFICATION AGREEMENT

        This Indemnification Agreement is by and between Aware, Inc., a
Massachusetts corporation ("Corporation") and             ("Director"). In
consideration of the covenants herein contained and in consideration of Director having served and continuing to serve as a member of the Board of Directors of Corporation, the parties hereby agree as follows:

The Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless Director from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been an officer or a director of the Corporation or by reason of his alleged acts or omissions as an officer or director of the Corporation, except in relation to matters as to which Director shall have been guilty of wilful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office. The Corporation shall indemnify and reimburse Director against and for any and all legal and other expenses reasonably incurred by him in connection with any such claims and liabilities, actual or threatened, whether or not, at or prior to the time when so indemnified, held harmless and reimbursed, he had ceased being an officer or a director of the Corporation, except in relation to matters as to which Director shall have been guilty of wilful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office; provided, however, that the Corporation prior to such final adjudication may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment or both appears, in the judgment of a majority of the Board of Directors, to be for the best interest of the Corporation, evidenced by a resolution to that effect adopted after receipt by the Corporation of a written opinion of counsel for the Corporation that Director has not been guilty of wilful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office in connection with the matters involved in such compromise, settlement and payment. The right of indemnification herein provided shall not be exclusive of any other rights to which Director may otherwise be lawfully entitled.

        In witness whereof, the parties have signed and sealed this Indemnification Agreement this ____ day of _________, 19__.

AWARE, INC.                             DIRECTOR


By:___________________________          ________________________________